UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2014

EQUAL ENERGY LTD.

(Exact name of registrant as specified in its charter)

Alberta, Canada	001-34759	98-0533758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4801 Gaillardia Parkway, Suite 325

Oklahoma City, OK 73142

(Address of principal executive offices, including zip code)

(405) 242-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 6, 2013, Equal Energy Ltd. (“Equal”), an Alberta, Canada corporation, Petroflow Energy Corporation, a Delaware corporation (“Petroflow”), and Petroflow Canada Acquisition Corp., an Alberta, Canada corporation and wholly-owned subsidiary of Petroflow (“Subco”), entered into an Arrangement Agreement (the “Arrangement Agreement”), pursuant to which Petroflow will acquire, indirectly through Subco, all of the outstanding common shares of Equal for $5.43 per share in cash, without interest, and pursuant to which Equal will become an indirect wholly-owned subsidiary of Petroflow (the “Arrangement”).

On May 1, 2014, the parties to the Arrangement Agreement entered in an Arrangement Agreement Amending Agreement (the “Amendment”), pursuant to which the Arrangement Agreement was amended in order to:

(a)	Extend the outside termination date contained in the Arrangement Agreement from May 1, 2014 to July 31, 2014;

(b)	Permit the declaration and payment by Equal to its common shareholders, at any time on or after May 1, 2014, and prior to the effective date of the arrangement, of a cash dividend of $0.05 cents per common share;

(c)	Permit the declaration and payment by Equal to its common shareholders who are entitled to receive Arrangement consideration upon completion of the Arrangement, of a cash dividend of $0.05 cents per common share; and

(d)	Amend the approved budget for Equal agreed to by the parties in the Arrangement Agreement.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Amendment, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On May 1, 2014, Equal issued a press release announcing the Amendment and the approvalby the Board of Directors of Equal of (a) a cash dividend of $0.05 cents per common share, payable on May 28, 2014 to common shareholders of record at the close of business on May 15, 2014 and (b) a cash dividend of $0.05 cents per common share, payable on completion of the Arrangement to shareholders entitled to receive Arrangement consideration upon completion of the Arrangement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Current Report on Form 8-K.

Additional Information and Where to Find It:

Equal has filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement in connection with the proposed transaction, and once finalized Equal will furnish the proxy statement to its shareholders. The preliminary proxy statement contains important information about the proposed merger and related matters. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT, AND, WHEN AVAILABLE, THE FINAL PROXY STATEMENT CAREFULLY. Investors and shareholders may obtain free copies of the preliminary proxy statement and other documents filed with the SEC by Equal through the website maintained by the SEC at http://www.sec.gov. In addition, investors and shareholders may obtain free copies of the preliminary proxy statement from Equal by telephone at (405) 242-6000, or by mail at: Equal Energy Ltd., 4801 Gaillardia Pkwy, Suite 325, Oklahoma City, OK, 73142 Attn: Investor Relations.

Equal and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Equal in connection with the proposed transaction. Information regarding the interests of these directors and executive officers in the transaction described herein is included in the proxy statement described above. Additional information regarding these directors and executive officers is also included in Equal’s proxy statement for its 2013 Annual and Special Meeting of Shareholders, which was filed with the SEC on April 4, 2013. This document is available free of charge at the SEC’s web site at http://www.sec.gov, and from Equal by telephone at (405) 242-6000, or by mail at: Equal Energy Ltd., 4801 Gaillardia Pkwy, Suite 325, Oklahoma City, OK, 73142 Attn: Investor Relations.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

2.1	Arrangement Agreement Amending Agreement, dated May 1, 2014.

99.1	Press Release of Equal Energy Ltd., dated May 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUAL ENERGY LTD.

Dated: May 1, 2014	By:	/s/ SCOTT SMALLING
	Name:	Scott Smalling
	Title:	Senior Vice President and CFO

EXHIBIT INDEX

Exhibit No.	Description

2.1	Arrangement Agreement Amending Agreement, dated May 1, 2014.

99.1	Press Release of Equal Energy Ltd., dated May 1, 2014.